Exhibit 21

ARRIS Group Inc. & Subsidiaries

(as of February 27, 2015)

ARRIS Group Inc., (Delaware), stock is publicly traded
ARRIS Technology, Inc. (Delaware)
ARRIS Enterprises, Inc. (Delaware)
ARRIS Solutions, Inc. (Delaware)
ARRIS Group de Mexico S.A. de C.V. (Mexico)
ARRIS Group Europe Holding B.V. (Netherlands)
ARRIS Group B.V. (Netherlands)
France Branch
U.K. Branch
ARRIS International Iberia S.L. (Spain)
Portugal Branch
C-COR Argentina S.R.L. (Argentina)
BigBand Networks, Inc. (Delaware)
BigBand Networks (Shenzhen) Co., Ltd. (China)
ARRIS Broadband Solutions, Ltd. (Israel)
C-COR Solutions Pvt. Ltd. (India) - dormant
Worldbridge Broadband Services S. de R.L. e C.V. (Mexico) — dormant
ARRIS Holding Corp. of Illinois (Illinois)
ARRIS Global Services, Inc., (Delaware)
Korea Branch
ARRIS Telecomunicações do Brasil Ltda (Brasil)
ARRIS Group Japan K.K. (Japan)
ARRIS Communications Ireland Limited (Ireland)
ARRIS Technology (Shenzhen) Co., Ltd. (China)
Beijing Branch
Shanghai Branch
Power Guard, Inc., (Illinois) — dormant
Texscan Corporation, (Nevada) — dormant
ANTEC International Corporation (Barbados) — dormant
Next Level Systems (Puerto Rico), Inc.
Jerrold DC Radio, Inc.
ARRIS Group Australia Pty. Ltd. (Australia)
ARRIS de Argentina S.A. (Argentina)
ARRIS France S.A.S. (France)
ARRIS Hong Kong Limited (Hong Kong)
ARRIS Telecomunicaciones Chile Ltda. (Chile)
ARRIS de Colombia S.A.S. (Colombia)
General Instrument Japan K.K. (Japan)
ARRIS Group Korea, Inc. (Korea)
ARRIS de Mexico S.A. de C.V. (Mexico)
ARRIS de Peru SRL (Peru)
ARRIS Poland Sp. z o.o. (Poland)
ARRIS Singapore Pte. Ltd. (Singapore)
ARRIS Solutions Spain S.L. (Spain)
Malaysian branch of General Instrument Corporation
General Instrument Malaysia SDN BHD (Malaysia)
Terayon Cayman Ltd.
General Instrument Corporation India Private Limited (India)
ARRIS Holdings S.à r.L (Luxembourg)
ARRIS Financing S.à r.L (Luxembourg)
U.S. Branch

ARRIS Scotland L.P. (U.K.)
ARRIS Solutions U.K., Ltd. (U.K.)
U.A.E. Branch, Dubai
ARRIS Sweden A.B. (Sweden)
ARRIS Hangzhou Holding Ltd. (Hong Kong)
ARRIS Technology (Hangzhou) Ltd. (China)
Beijing Branch
Shanghai Branch
ARRIS Taiwan, Ltd. (Taiwan)
ARRIS Canada, Inc. (Canada)
ARRIS Solutions Germany GmbH (Germany)
GIC International Capital LLC (Delaware)
GIC International Holdco LLC (Delaware)
ARRIS New Zealand Ltd. (New Zealand)
ARRIS Belgium BVBA (Belgium)
ARRIS del Ecuador S.A. (Ecuador)
ARRIS de Guatemala S.A. (Guatemala)
General Instrument Czech Republic S.R.O. (Czech Republic)
ARRIS Solutions Portugal Unipessoal Ltd. (Portugal)
General Instrument Switzerland GmbH (Switzerland)
ARRIS Telekomunikasyon Cihazlari Limited Sirketi (Turkey)
Motorola Mobility Vietnam LLC (Vietnam)
General Instrument LLC (Russia)
Moscow Branch